As filed with the Securities and Exchange Commission on May 22, 1997.
                                                   Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                              MAXXIM MEDICAL, INC.
             (Exact name of registrant as specified in its charter)

                           TEXAS                     76-0291634
              (State or other jurisdiction of     (I.R.S. Employer
               incorporation or organization)    Identification No.)

                               ------------------

      104 INDUSTRIAL BOULEVARD, SUGAR LAND, TEXAS      77478
         (Address Principal Executive Offices)       (Zip Code)

                               ------------------
                         1995 EMPLOYEE STOCK OPTION PLAN
                         1997 EMPLOYEE STOCK OPTION PLAN
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                  1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                      SENIOR MANAGEMENT STOCK PURCHASE PLAN
                            (Full title of the plan)

                               KENNETH W. DAVIDSON
                                    PRESIDENT
                            104 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478
                     (Name and address of agent for service)

                                 (713) 240-5588
          (Telephone number, including area code, of agent for service)

                               ------------------

                                    COPY TO:

                                 RITA J. LEADER
                       BOYER, EWING & HARRIS INCORPORATED
                         NINE GREENWAY PLAZA, SUITE 3100
                              HOUSTON, TEXAS 77046
                                 (713) 871-2025

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                       Proposed       Proposed
          Title of Each                                Maximum         Maximum
       Class of Securities           Amount To Be      Offering       Aggregate     Registration
        To Be Registered              Registered        Price         Offering           Fee
                                                      Per Share         Price
--------------------------------------------------------------------------------------------------
Common Stock, $.001 par value, ....  512,000 Shares   $ 11.48 (1)  $  5,877,760   $ 2,956.69 (1)
issuable under 1995 Employee
Stock Option Plan
Common Stock, $.001 par value, ....  500,000 Shares   $ 14.50 (2)  $  7,250,000   $ 3,646.97 (2)
issuable under 1997 Employee
Stock Option Plan
Common Stock, $.001 par value, ....   30,000 Shares   $ 10.73 (1)  $    321,900   $   161.92 (1)
issuable under 1995 Non-Employee
Director Stock Option Plan
Common Stock, $.001 par value, ....   30,000 Shares   $ 11.48 (1)  $    344,400   $   173.24 (1)
issuable under 1996 Non-Employee
Director Stock Option Plan
Common Stock, $.001 par value, ....   40,000 Shares   $ 11.48 (1)  $    459,200   $   230.99 (1)
issuable under 1997 Non-Employee
Director Stock Option Plan
Common Stock, $.001 par value, ....  400,000 Shares   $ 13.00      $  5,200,000   $ 2,575.75
issuable under Senior Management
Stock Purchase Plan
--------------------------------------------------------------------------------------------------
                                       1,512,000
Totals                                   Shares                    $ 19,453,260   $ 9,745.56
==================================================================================================

(1) For shares issuable pursuant to stock options granted through May 16, 1997, calculated pursuant to Rule 457(h) based on the exercise prices of such options.

(2) For all shares issuable pursuant to the 1997 Employee Stock Option Plan, estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 16, 1997.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which Maxxim Medical, Inc. ("Registrant") previously filed with the Securities and Exchange Commission, are hereby incorporated and made a part of this Registration Statement by reference:

          1. Registrant's Annual Report on Form 10-K for the fiscal year ended November 3, 1996.

          2. Registrant's Quarterly Report filed on Form 10-Q for the quarter ended February 2, 1997.

          3. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, dated December 2, 1993.

          All documents filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of the post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and will be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated by reference herein that is modified or superseded by a statement in any document subsequently filed by Registrant will be deemed to be modified or superseded to the same extent for purposes of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

          Under Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, the articles of incorporation of a Texas corporation may provide that a director of that corporation shall not be liable, or shall be liable only to the extent provided in the articles of incorporation, to the corporation or its shareholders for monetary damages for acts or omissions in the director's capacity as a director, except that the articles of incorporation cannot provide for the elimination or limitation of liability of a director to the extent that the director is found liable for (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law,
(iii) any transaction from which the director received an improper personal benefit, or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. Article XI of the Company's Restated Articles of Incorporation sets forth specific provisions for limitation of director liability which are substantially identical to the provisions of
Article 1302- 7.06 described above and further states that a director of the Company will not be liable to the Company or its shareholders for monetary damages to the fullest extent permitted by any provision of the statutes of Texas that limits the liability of a director.

          In addition, Article 2.02-1 of the Texas Business Corporation Act authorizes a Texas corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative because the person is or was a director. The indemnification is permitted only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed (a) in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation's best interests; and (b) in all other cases, that his conduct was at least not opposed to the corporation's best interests; and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be indemnified under
Article 2.02-1 against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person (including court costs and attorneys' fees), but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by him, the indemnification is limited to reasonable expenses actually incurred and may not be made in respect of any proceeding in which the person has been found liable for willful or intentional misconduct in the performance of his duty to the corporation. A corporation is obligated under
Article 2.02-1 to indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. Under
Article 2.02-1 a corporation may (i) indemnify and advance expenses to an officer, employee, agent or other person who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another entity to the same extent that it may indemnify and advance expenses to directors, (ii) indemnify and advance expenses to directors and such other persons to such further extent, consistent with law, as may be provided in the corporation's articles of incorporation, bylaws, action of its board of directors, or contract or as permitted by common law and (iii) purchase and maintain insurance or another arrangement on behalf of directors and such other persons against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person. The Bylaws of the Company set forth specific provisions for indemnification of directors, officers, agents and other persons which are substantially identical to the provisions of Article 2.02-1 described above. The Company maintains directors and officers insurance in the amount of $3,000,000, with a $150,000 deductible, that will be effective through November 1, 1997.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.  EXHIBITS

          An asterisk below indicates an exhibit previously filed with the Securities and Exchange Commission (the "Commission") as an exhibit to Registrant's Form 10-K for the fiscal year ended October 30, 1994 and incorporated herein as indicated. Two asterisks below indicate an exhibit previously filed with the Commission as an exhibit to Registrant's Form 10-K for the fiscal year ended November 3, 1996 and incorporated herein as indicated. Three asterisks below indicate an exhibit previously filed with the Commission as an exhibit to Registrant's Annual Report of Form 10-K for the fiscal year ended October 31, 1993 and incorporated herein as indicated. Unless indicated otherwise, the number in parentheses following the description of each such exhibit is the number of such exhibit in the Registration Statements or Annual Report.

Exhibit No.                    Exhibit Title
-----------                    -------------

  *4.1     -- 1995 Employee Stock Option Plan (Exhibit 10.10)

   4.2     -- 1997 Employee Stock Option Plan

  *4.3     -- 1995 Non-Employee Director Stock Option Plan (Exhibit 10.11)

 **4.4     -- 1996 Non-Employee Director Stock Option Plan (Exhibit 10.12)

   4.5     -- 1997 Non-Employee Director Stock Option Plan

   4.6     -- Senior Management Stock Purchase Plan

   5       -- Opinion of Boyer, Ewing & Harris Incorporated

  23.1     -- Consent of KPMG Peat Marwick LLP

  23.2     -- Consent of Boyer, Ewing & Harris Incorporated is contained in
              Exhibit 5 to this Registration Statement

  24       -- A power of attorney, pursuant to which amendments to this
              Registration Statement may be filed, is included in the signature pages contained in Part II of this Registration Statement

------------------


ITEM 9.  UNDERTAKINGS

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THERETO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON MAY 22, 1997.

                             MAXXIM MEDICAL, INC.

                             By:/s/ KENNETH W. DAVIDSON
                                    Kenneth W. Davidson, Chairman of the Board,
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth W. Davidson and Peter M. Graham, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all subsequent pre- and post-effective amendments and supplements to this Registration Statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       Signatures                      Titles                          Date
       ----------                      ------                          ----
/s/ KENNETH W. DAVIDSON      Chairman of the Board of Directors,    May 22, 1997
   (KENNETH W. DAVIDSON)     President and Chief Executive
                             Officer (principal executive officer)

/s/ PETER M. GRAHAM          Executive Vice President, Treasurer    May 22, 1997
   (PETER M. GRAHAM)         and Chief Operating Officer
                             (principal financial officer)

/s/ ALAN S. BLAZEI           Vice President - Controller            May 22, 1997
   (ALAN S. BLAZEI)          (principal accounting officer)


/s/ DONALD R. DEPRIEST       Director                               May 22, 1997
   (DONALD R. DEPRIEST)

/s/ PETER G. DORFLINGER      Director                               May 22, 1997
   (PETER G. DORFLINGER)

/s/ MARTIN GRABOIS, M.D.     Director                               May 22, 1997
   (MARTIN GRABOIS, M.D.)

/s/ ERNEST J. HENLEY, PH.D.  Director                               May 22, 1997
   (ERNEST J. HENLEY, PH.D.)

/s/ RICHARD O. MARTIN, PH.D. Director                               May 22, 1997
   (RICHARD O. MARTIN, PH.D.)

/s/ HENK R. WAFELMAN         Director                               May 22, 1997
   (HENK R. WAFELMAN)